Exhibit 99.1

Consolidated Financial Statements

Excel-Tech Ltd.

January 31, 2007

REPORT OF INDEPENDENT AUDITORS

To the Shareholders of

Excel-Tech Ltd.

We have audited the accompanying consolidated balance sheets of Excel-Tech Ltd. as at January 31, 2007 and 2006 and the related consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended January 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2007 and 2006 and the results of its operations and its cash flows for each of the years in the three-year period ended January 31, 2007, in conformity with Canadian generally accepted accounting principles.

/s/ Ernst & Young LLP

Toronto, Canada	Ernst & Young LLP
March 30, 2007	Chartered Accountants
[except as to Note 18, which is as of February 4, 2008].	Licensed Public Accountants

Excel-Tech Ltd.

CONSOLIDATED BALANCE SHEETS

[in thousands of Canadian dollars]

	As at January 31,
	2007 $	2006 $

ASSETS
Current
Cash	1,024	1,511
Short-term investments	14,837	5,390
Restricted short-term investments [note 5]	1,000	—
Accounts receivable	4,430	6,142
Investment tax credits receivable	398	1,770
Inventories [note 3]	5,601	4,897
Prepaid expenses	181	232
Total current assets	27,471	19,942
Corporate transaction costs [notes 6[i] and 14]	—	591
Property, plant and equipment, net [notes 4 and 15]	4,133	4,408
	31,604	24,941

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities [notes 14 and 16]	5,283	6,209
Current portion of deferred revenue	1,863	1,677
Current portion of long-term debt [note 6]	218	5,218
Total current liabilities	7,364	13,104
Deferred revenue	1,738	816
Long-term debt [note 6]	1,777	1,995
Total liabilities	10,879	15,915
Commitments and contingencies [note 13]

Shareholders’ equity
Share capital [note 7]	38,975	19,785
Contributed surplus [note 8]	1,208	854
Share purchase loan [note 9]	(298)	(298)
Deficit	(19,160)	(11,315)
Total shareholders’ equity	20,725	9,026
	31,604	24,941

See accompanying notes

On behalf of the Board:

(Signed) John R. Mumford	(Signed) James G. Gingerich
Director	Director

Excel-Tech Ltd

CONSOLIDATED STATEMENTS OF OPERATIONS

AND DEFICIT

[in thousands of Canadian dollars, except per share data]

	Years ended January 31,
	2007 $	2006 $	2005 $

Revenues [notes 15 and 16]	32,001	34,711	34,921
Cost of sales [notes 4 and 16]	17,202	16,134	18,167
Gross profit	14,799	18,577	16,754

Expenses
Selling [notes 4 and 16]	13,189	11,911	10,812
General and administrative [notes 4, 6[i] and 14]	4,665	3,616	3,904
Research and development, net [notes 4, 10 and 16]	4,492	2,526	2,323
Stock option compensation on repeal of plan [note 8]	—	491	—
Financial [notes 5 and 6]
Investment income	(496)	(151)	(202)
Interest expense	271	603	508
Foreign exchange loss (gain)	23	(97)	(146)
Make-whole payment on convertible subordinated loans [note 6[i]]	500	—	—
	22,644	18,899	17,199
Net loss for the year	(7,845)	(322)	(445)

Deficit, beginning of year	(11,315)	(10,993)	(10,548)
Deficit, end of year	(19,160)	(11,315)	(10,993)

Basic and diluted loss per share	$(0.49)	$(0.06)	$(0.09)

Weighted average number of common shares [000's]	15,854	5,081	5,081

See accompanying notes

Excel-Tech Ltd.

CONSOLIDATED STATEMENTS OF CASH FLOWS

[in thousands of Canadian dollars]

	Years ended January 31,
	2007 $	2006 $	2005 $

OPERATING ACTIVITIES
Net loss for the year	(7,845)	(322)	(445)
Add (deduct) items not involving cash
Amortization of property, plant and equipment [note 4]	399	439	652
Amortization of corporate transaction costs [note 6[i]]	7	30	32
Accrued interest on short-term investments	(51)	(20)	(147)
Stock option compensation expense [note 8]	252	690	115
Deferred share unit compensation expense [note 8]	102	—	—
Net change in non-cash working capital balances related to operations [note 12]	3,123	(377)	(1,213)
Cash provided by (used in) operating activities	(4,013)	440	(1,006)

INVESTING ACTIVITIES
Redemption of short-term investments	11,250	2,580	4,467
Purchase of short-term investments	(21,646)	(1,353)	(3,723)
Purchase of property, plant and equipment	(124)	(336)	(221)
Cash provided by (used in) investing activities	(10,520)	891	523

FINANCING ACTIVITIES
Issuance of common shares, net [note 7]	19,264	(74)	—
Repayment of long-term debt	(5,218)	(219)	(238)
Repayment of capital lease obligations	—	—	(43)
Cash provided by (used in) financing activities	14,046	(293)	(281)

Net increase (decrease) in cash during the year	(487)	1,038	(764)
Cash, beginning of year	1,511	473	1,237
Cash, end of year	1,024	1,511	473

Supplemental cash flow information
Interest paid	566	364	424

See accompanying notes

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

1. NATURE OF OPERATIONS

Excel-Tech Ltd. [the “Company”] was incorporated as a Canada Business Corporation on May 29, 1981. The Company is a medical technology company focused on the design, development and marketing of products that are used in the monitoring of the nervous system and the diagnosis and treatment of related disorders. These products are primarily sold to healthcare professionals, hospitals and healthcare centres, the great majority of which are located in North America.

On May 31, 2001, Excel-Tech Ltd. USA was incorporated in the State of Delaware. This corporation is a wholly-owned subsidiary of the Company and has been inactive since its incorporation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles. The significant accounting policies are summarized as follows:

Cash

Cash includes cash on hand, balances with banks and demand deposits.

Short-term investments

The Company is subject to investment risk on investments that it makes with excess cash. Investment risk is mitigated by restricting investments to investment grade quality instruments of AA or better, with no more than 10% of the total investment value invested in any one investment of a quality less than AAA. There exists modest income exposure to a decline in interest rates due to a potential change in interest rates.

Short-term investments include investments with maturities greater than 90 days and less than one year at the time of the investment, as well as investments with maturities greater than one year that can be promptly liquidated. The yield on these investments ranges between 4.14% and 4.17% [2006 - between 2.8% and 3.4%] with a weighted average yield thereon of 4.15% [2006 - 3.0%]. Investments are carried at the lower of cost plus accrued income and quoted market value. Short-term investments have realizable values that approximate the carrying values.

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

Government assistance

Government assistance is available to the Company through income tax investment and innovation tax credits.

Investment and innovation tax credits are recognized as qualifying expenditures are made. They are accounted for using the cost reduction method and, accordingly, are deducted from either the cost of property, plant and equipment or research and development expenditures, as applicable, provided that there is reasonable assurance the credits will be recovered.

Inventories

Raw materials and supplies are valued at the lower of cost and replacement cost. Finished goods are valued at the lower of cost and net realizable value. Cost is determined on a first-in, first-out basis and includes direct material, as well as labour costs and an allocation of overhead for finished goods and work-in-process. Inventories also include demonstration units, which are valued at the lower of cost and net realizable value.

Corporate transaction costs

The corporate transaction costs of obtaining debt financing are deferred and amortized on a straight-line basis over the term of the related debt, as further described in note 6[i].

The corporate transaction costs incurred in connection with the proposed initial public offering of common shares, as further described in note 7 and totaling $584 during the year ended January 31, 2006, were fully deferred and have been charged against the equity raised on the closing of the offering during the year ended January 31, 2007, as further described in note 7.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated amortization. The property, plant and equipment are amortized on a declining balance basis over their estimated useful lives at the following rates:

Machinery and equipment	30%
Furniture and fixtures	30%
Software	50%
Building	4%

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

Deferred revenue

Deferred revenue consists of amounts received or receivable with respect to sales contracts for medical devices and ongoing support, where the Company is not yet in a position to recognize the revenue from those contracts. Revenue recognition will take place according to the accounting policies described under revenue recognition.

Use of estimates

The preparation of consolidated financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Financial instruments and risk management

The fair values of cash, short-term investments, accounts receivable, investment tax credits receivable, and accounts payable and accrued liabilities approximate their carrying values due to the short-term nature of these financial instruments. The fair value of long-term debt approximates its carrying values as the debt bears interest at floating rates or at rates comparable to current market rates.

The Company is exposed to interest rate risk on a portion of its long-term debt.

The Company earns revenue and incurs expenses denominated in U.S. dollars and is exposed to foreign exchange risk from fluctuations in foreign currency rates on U.S. dollar monetary working capital balances. The Company engages in forward exchange contracts to reduce the impact of fluctuations in foreign currency exchange rates on its operating results and cash flows. Foreign exchange gains and losses on these forward exchange contracts are recorded in the consolidated statements of operations and deficit. The Company is exposed to losses should any counterparty to its forward exchange contracts fail to fulfill its obligations. The Company has sought to minimize potential counterparty risk and losses by conducting such transactions with Canadian chartered banks.

The Company is exposed to credit risk from customers in the normal course of business. However, the risk is reduced by the nature of the Company's client base and by credit policies that include regular monitoring of the debtor’s payment history and performance.

Foreign currency translation

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the exchange rates prevailing at the consolidated balance sheet dates. Non-monetary assets and liabilities are translated at historical exchange rates. Revenue and expenses are translated at the approximate rate of exchange prevailing at the date of the transaction. All gains and losses are included in the consolidated statements of operations and deficit as they arise.

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the substantively enacted tax rates and laws expected to be in effect when the differences are expected to reverse. A valuation allowance is recorded against any future income tax asset if it is more likely than not that the asset will not be realized.

Revenue recognition

The Company’s revenue is primarily derived from the sale of medical devices, product installations, accessories and extended warranty and support. Revenue from the sale of medical devices is recognized upon shipment or implementation; when there is persuasive evidence of an arrangement [including a purchase order or similar written agreement that establishes the principal terms and conditions of the sale arrangement]; when the Company has no remaining significant performance requirements related to the sale, such as installation or in-service training, when required; the price is fixed or determinable; and collection is reasonably assured. Revenue from the sale of accessories is recognized upon delivery, when the price is fixed or determinable, and collection is reasonably assured. Revenue for ongoing support under extended warranty agreements is recognized ratably over the term of the contract. Provisions are established for estimated product returns at the time revenue is recognized.

The Company also enters into revenue arrangements with multiple deliverables, consisting of medical devices and extended warranty. The Company has established vendor specific objective evidence of the fair value of extended warranty and uses the residual method to determine the fair value of the delivered medical devices. For these arrangements, the Company has separated the deliverables into units of accounting, and recognized the individual units based on the respective revenue recognition policy as noted above.

The Company also enters into arrangements that provide for the delivery of medical devices, future replacements and/or unspecified upgrades of such medical devices, and extended warranty. The Company accounts for these arrangements on a subscription basis whereby all arrangement revenues are recognized ratably over the term of the arrangement, generally having an initial term of 4 or 5 years, beginning with the delivery of the first product or service under the arrangement.

Research and development costs

Research costs are expensed in the year in which they are incurred. Development costs that meet the generally accepted criteria for deferral are deferred and amortized over their useful lives. No development costs have been deferred to date.

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

Stock-based compensation plan

Effective February 1, 2003, the Company adopted prospectively the recommendations of The Canadian Institute of Chartered Accountants’ Handbook Section 3870, “Stock-Based Compensation and Other Stock-Based Payments” [“CICA 3870”]. The new recommendations are generally applicable only to awards granted after the date of adoption. In accordance with the recommendations, the fair value method is used and stock-based awards granted to employees are expensed over the vesting period with a corresponding credit to contributed surplus. The Company’s stock-based compensation plan is further described in note 8.

Earnings per share

Basic earnings per share are calculated using the weighted average number of common shares that are outstanding during the year. Diluted earnings per share are calculated using the weighted average number of common and potential common shares outstanding during the year. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options using the treasury stock method, and conversion of the Series A preferred shares and convertible subordinated loans using the as if converted method. The treasury stock method assumes that the proceeds from the issuance of potential common shares are used to repurchase common shares at the average share price during the year. The Company determined the potential dilutive impact of outstanding stock options to be nil, and of Series A preferred shares to be anti-dilutive.

Impairment of long-lived assets

The Company reviews long-lived assets such as property, plant and equipment, patents and trademarks and license technology for impairment whenever events or changes in circumstance indicate that the carrying amount may not be recoverable. When indicators of impairment of the carrying value of long-lived assets exist, and the carrying value is greater than the net recoverable value, an impairment loss is recognized to the extent that the fair value is below the carrying value.

Hedging relationships

Effective February 1, 2004, the Company adopted Accounting Guideline 13 [“AcG-13”], “Hedging Relationships”, and Emerging Issues Committee decision 128 [“EIC-128”], “Accounting for Trading, Speculative or Non-Hedging Derivative Financial Instruments”. Derivative instruments that do not qualify as a hedge under AcG-13, or are not designated as a hedge, are recorded in the consolidated balance sheet as either an asset or liability, with changes in fair value recognized in the consolidated statement of operations and deficit. The Company has elected not to designate any of its foreign exchange forward contracts as accounting hedges under AcG-13 and, accordingly, has accounted for all these derivative financial instruments on a mark to market valuation basis. For the year ended January 31, 2007, as a result of applying EIC-128, the Company recognized a derivative financial instrument liability and a loss of $126 [2006 - asset and a gain of $171], which is included in foreign exchange loss (gain).

The Company does not utilize derivative financial instruments for trading or speculative purposes.

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

3. INVENTORIES

Inventories consist of the following:

	January 31,
	2007 $	2006 $
Raw materials and supplies	1,932	1,304
Work-in-process	306	621
Finished goods	2,948	2,412
Demonstration units	415	560
	5,601	4,897

4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	January 31, 2007
	Cost $	Accumulated amortization $	Net book value $
Land	729	—	729
Machinery and equipment	2,888	2,767	121
Furniture and fixtures	3,267	2,729	538
Software	628	563	65
Building	3,631	951	2,680
	11,143	7,010	4,133

	January 31, 2006
	Cost $	Accumulated amortization $	Net book value $
Land	729	—	729
Machinery and equipment	2,905	2,722	183
Furniture and fixtures	3,174	2,528	646
Software	580	522	58
Building	3,631	839	2,792
	11,019	6,611	4,408

The amount charged for amortization of property, plant and equipment, and the consolidated statements of operations caption within which the amortization expense is included, is as follows:

	Years ended January 31,
	2007 $	2006 $	2005 $
Cost of sales	60	77	102
Selling	5	36	24
General and administrative	242	234	434
Research and development, net	92	92	92
	399	439	652

5. CREDIT FACILITY

In December 2006, the Company renegotiated its credit facility with a chartered bank. The credit facility is repayable on demand and is collateralized by an Authority to Hold Funds in the amount of $1,000. As at January 31, 2007, this amount has been invested according to the Company's investment policy and was earning interest at an annual rate of 3.95%. Due to the investment being utilized as collateral, the amount has been classified on the consolidated balance sheets as restricted short-term investments.

The credit facility is an operating demand loan, for $1,000, with interest rates payable as follows:

Prime rate based loans	interest at prime rate [as at January 31, 2007, the rate in effect was 6.0% per annum]
U.S. base rate loans	interest at U.S. base rate [as at January 31, 2007, the rate in effect was 8.8%]

The Company is in compliance with all covenants of this credit facility.

Prior to renegotiation of the credit facility in December 2006, the Company's short-term credit facility was repayable on demand, collateralized by various assets, and governed by certain restrictive financial covenants. The credit facility was as follows:

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

An operating demand loan, for the lesser of [i] $3,000 and [ii] 80% of eligible accounts receivable plus 50% of eligible raw materials and supplies and finished goods inventory, is available by way of:

Prime rate based loans	interest at prime rate plus 1.0% per annum [as at January 31, 2006, the rate in effect was 6.3% per annum]
U.S. base rate loans	interest at U.S. base rate plus 1.0% [as at January 31, 2006, the rate in effect was 8.3%]

During the year ended January 31, 2007, prior to renegotiation, the Company did not comply with a financial covenant that required positive EBITDA for the rolling four quarters ended April 30, July 31, and October 31, 2006. At the end of the first quarter of this fiscal year, the bank waived compliance with this covenant for the three quarters.

During the year ended January 31, 2006, the Company did not comply with a financial covenant that required positive EBITDA for the rolling three-month periods ended March 31, 2005 and July 31, 2005. This covenant was amended in August 2005 and the Company was in compliance with the amended covenant as at January 31, 2006.

As at January 31, 2007 and 2006, the Company had not utilized any of the available operating demand loan.

The interest charge for the year ended January 31, 2007 on the operating demand loan is $15 [2006 - $37; 2005 - $33]. The interest income recognized on cash and cash equivalents and short-term investments for the year ended January 31, 2007 is $496 [2006 - $151; 2005 - $202].

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

6. LONG-TERM DEBT

Long-term debt consists of the following:

	January 31,
	2007 $	2006 $
Convertible subordinated loans from Canadian Medical Discoveries Fund Inc. and Covington Fund II Inc. [i]	—	5,000
RoyNat Inc., interest at cost of funds plus 2.5% per annum [as at January 31, 2007, interest was 7.345% [2006 - 6.511%]], due September 15, 2014, with principal repayable in monthly installments of $6 until February 15, 2004, $16 until August 15, 2014, and one final payment of $404, collateralized by a first charge on the land and building	1,860	2,052
RoyNat Inc., interest at cost of funds plus 2.75% per annum [as at January 31, 2007, interest was 7.595% [2006 - 6.761%]], due November 15, 2010, with principal repayable in monthly installments of $2 until October 10, 2010, and one final payment of $36, collateralized by various assets	135	161
	1,995	7,213
Less current portion	218	5,218
	1,777	1,995

[i]

During fiscal 2004, the Company received convertible subordinated loan proceeds from Canadian Medical Discoveries Fund Inc. and Covington Fund II Inc., both of which were series A preferred shareholders of the Company, for the aggregate principal sum of $5,000. The loan agreement differentiates between funds used in operations [“Deployed”] and funds that continue to be invested in accordance with the Company's investment policy [“Not Deployed”]. During fiscal 2005, $2,000 of the principal balance was Deployed and the remaining principal balance of $3,000 was Not Deployed as at January 31, 2006.

During the year ended January 31, 2007, the Company repaid the $2,000 principal amount which was Deployed funds plus accrued interest thereon and repaid the $3,000 principal amount which was Not Deployed funds plus accrued interest thereon. Pursuant to the provisions of a conversion/purchase option make-whole agreement [the “Make-Whole Agreement”] between the Company and each convertible subordinated loan lender dated as of February 15, 2006, the Company agreed to pay an aggregate of $500 to the lenders in consideration for the elimination of the conversion and repurchase rights available to the lenders under the convertible subordinated loan. The $500 payment has been charged as an expense to the consolidated statements of operations and deficit during the year ended January 31, 2007.

Associated with this loan was $7 in corporate transaction costs that was deferred as at January 31, 2006 and which has been charged within general and administrative expenses during the year ended January 31, 2007 [2006 - $30; 2005 - $32].

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

Included in financial expenses for the year ended January 31, 2007 is $253 [2006 - $552; 2005 - $474] of interest on long-term debt. The long-term debt is subject to certain covenants and undertakings by the Company.

The principal repayments on the long-term debt over the next five years and thereafter are as follows for the years ending January 31:

$

2008	218
2009	218
2010	218
2011	248
2012	192
Thereafter	901
1,995

7. SHARE CAPITAL

As at January 31, 2007, the authorized share capital of the Company consists of unlimited, no par value, common shares. The following is the changes in the issued share capital of the Company during the year ended January 31, 2007:

	Series A preferred shares		Common shares
	Number of shares [000’s]	$	Number of shares [000’s]	$

Balance, as at January 31, 2006	4,068	19,620	12,703	165

Balance, as at January 31, 2006, after giving effect to share consolidations	1,627	19,620	5,081	165
Conversion to common shares	(1,627)	(19,620)	9,444	19,620

Initial public offering of common shares	—	—	4,500	19,190

Balance, as at January 31, 2007	—	—	19,025	38,975

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

Under the terms of an underwriting agreement dated April 13, 2006, the Company agreed to issue 4,500,000 common shares for a total amount of $22,500. Closing of the offering occurred on April 25, 2006. The net proceeds of this issue were $19,190 net of issue expenses and underwriters' fees in the aggregate amounting to $3,310.

Prior to the closing of the issue of common shares, the Company consolidated its existing common shares and Series A preferred shares on a 2.5 for 1 basis [which has been reflected retroactively in these consolidated financial statements] and holders of the Series A preferred shares converted all of their Series A preferred shares into 9,443,964 common shares, based on a conversion rate of 5.8 common shares for each Series A preferred share.

8. STOCK-BASED COMPENSATION

On October 19, 2000, the Board of Directors approved the creation of an employee stock option plan [the “Former Plan”]. The Former Plan was amended by a Board of Directors’ resolution on April 16, 2001 to authorize the reservation of up to 900,000 common shares of the Company for issuance under the Former Plan. During fiscal 2006, the options granted under the Former Plan were surrendered for cancellation by the holders and the Former Plan was repealed on January 30, 2006. As a result, during the fourth quarter of fiscal 2006 the Company incurred a charge to the consolidated statements of operations and deficit of $491, representing the unamortized grant date fair value of the options cancelled, with a corresponding increase to contributed surplus.

The Company determined compensation expense relating to the Former Plan based on the fair values at the grant dates of the stock options granted subsequent to January 31, 2003, consistent with the fair value method, and consequently charged $690, including the charge of $491 on repeal of the Former Plan, to the consolidated statements of operations and deficit during fiscal 2006 [2005 - $115]. The estimated fair value at the date of grant for options granted for the year ended January 31, 2006 was $2.43 per option [2005 - $2.15].

Had the Company determined compensation expense based on the fair values at the grant dates of the stock options granted prior to January 31, 2003, the Company's pro forma net loss for those stock options issued before the adoption of CICA 3870 would be as follows:

	Years ended January 31,
	2007 $	2006 $	2005 $

Net loss for the year, as reported	(7,845)	(322)	(445)
Stock-based compensation expense	—	(30)	(171)
Pro forma net loss for the year	(7,845)	(352)	(616)

Basic and diluted loss per share, as reported	$(0.49)	$(0.06)	$(0.09)
Basic and diluted pro forma loss per share	$(0.49)	$(0.07)	$(0.12)

On April 25, 2006 the Board of Directors approved the creation of a new employee stock option plan [the “Option Plan”]. The number of common shares which may be reserved and set aside for issuance under the Option Plan was fixed by the Board of Directors at a maximum of 1,902,497 common shares. Under the terms of the Option Plan, the options vest evenly over a period of three

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

years on each anniversary date. The life of any option shall not exceed five years from the date of grant. The Company charged $252 to the consolidated statements of operations and deficit during the year ended January 31, 2007.

For the purposes of calculating the stock-based compensation expense, the estimated fair value of the options is amortized and expensed over the options' vesting period on a straight-line basis. The fair value of options granted was estimated using the Black-Scholes option pricing model with the following assumptions:

	Years ended January 31,
	2007	2006	2005
Risk-free interest rate	4.4%	3.4%	3.5%
Dividend yield	Nil	Nil	Nil
Volatility	40.0%	50.0%	42.0%
Weighted average expected life of the options in years	5.0	5.0	5.0

The Black-Scholes option pricing model used by the Company to determine fair values was developed for use in estimating the fair value of freely traded options that are fully transferable and have no vesting restrictions. This model requires the use of highly subjective assumptions, including future stock price volatility and expected time until exercise. Because the Company’s outstanding stock options have characteristics that are significantly different from those of traded options, and because changes in any of these assumptions can materially affect the fair value estimate, in management's opinion, the existing models may not provide a reliable single measure of the fair value of its stock options.

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

A summary of the status of the Company’s Option Plan and the changes during the periods is presented below:

	Number of stock options [000’s]	Average exercise price $

Outstanding, as at January 31, 2005	475	5.15
Granted	88	5.15
Forfeited	(181)	5.15
Surrendered and cancelled	(382)	5.15
Outstanding, as at January 31, 2006	—	—
Granted	559	4.76
Forfeited	(99)	5.00
Outstanding, as at January 31, 2007	460	4.71

There were no options exercisable as at January 31, 2007. The remaining contractual life of the outstanding options as at January 31, 2007 was approximately 4.3 years. As a result of the repeal of the Former Plan, there were no outstanding options as at January 31, 2006 related to the Former Plan.

On May 16, 2006, the Board of Directors approved the creation of a Deferred Share Unit Plan [the "DSU Plan"] for eligible directors. Under the DSU Plan, each eligible director is required to receive fifty percent of his annual remuneration in the form of deferred share units, and may elect to receive the full remuneration in deferred share units. The number of deferred share units is determined by dividing the amount of remuneration by a price which is no less than the five day weighted average closing price per common share immediately preceding the grant date as such price may be determined by the Board of Directors. Following termination of Board service, the eligible director must provide written notice to the Company to redeem, on no more than two dates [each such date a "Redemption Date"] specified by the eligible director, occurring on or after the date of the notice and no later than December 1 of the first calendar year commencing after the time of such termination of Board service. The deferred share units may be redeemed on the Redemption Date for an amount equal to the number of deferred share units multiplied by the five-day weighted average closing price per common share immediately preceding the Redemption Date, less any applicable deductions and withholdings. At the sole discretion of the Company, the redemption amount can be paid in the form of either a lump sum cash payment, the issuance from treasury of common shares equal to the number of deferred share units redeemed in such manner, or by way of a combination of both forms of payment, provided that the number of common shares that may be reserved for issuance and issued does not exceed 200,000 common shares. As at January 31, 2007, there were 35,432 deferred share units granted to directors, in respect of which the Company charged $102 to the consolidated statements of operations and deficit during the year ended January 31, 2007 with a corresponding increase to contributed surplus.

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

9. SHARE PURCHASE LOAN

This amount represents an advance to a shareholder of the Company to facilitate the purchase of the Company’s common shares. The advance is non-interest bearing and has no repayment terms. Accordingly, the amount has been presented within shareholders’ equity.

10. RESEARCH AND DEVELOPMENT

Research and development is presented net of investment and innovation tax credits as follows:

	Years ended January 31,
	2007 $	2006 $	2005 $

Research and development expense	4,869	3,321	3,499
Investment and innovation tax credits	(377)	(795)	(1,176)
Research and development, net	4,492	2,526	2,323

11. INCOME TAXES

Significant components of the Company’s future tax assets and liabilities are as follows:

	January 31,
	2007 $	2006 $

Future tax assets
Federal non-capital loss carryforwards	990	—
Ontario non-capital loss carryforwards	729	—
Scientific research and experimental development pool	4,585	4,577
Property, plant and equipment - differences in amortized and unamortized costs	218	303
Financing costs	869	35
Deductible reserves	1,269	1,039
Investment tax credits	3,780	2,798
Other temporary differences	113	128
	12,553	8,880
Valuation allowance on future tax assets	(12,553)	(8,722)
	—	158
Future tax liabilities
Federal investment tax credits	—	(158)
Net future tax assets	—	—

As at January 31, 2007, the Company has accumulated tax losses for federal and provincial purposes in Canada and unclaimed Canadian scientific research and development investment tax credits. As at January 31, 2007, the Company has $5,208 in non-capital losses which expire in 2027 and investment tax credits which expire as follows:

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

Investment tax credits $

2010	452
2011	64
2012	753
2013	814
2014	520
2015	182
2016	46
2017	949
3,780

As at January 31, 2007, the scientific research and experimental development pool of $10,466 and $18,555 are also available to be carried forward indefinitely for federal and Ontario tax purposes respectively. The benefits of these deductions have not been reflected in the consolidated financial statements.

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

Provision for (recovery of) income taxes

The following is a reconciliation of the provision for (recovery of) income taxes between those that are expected, based on substantively enacted rates, to those currently reported:

	Years ended January 31,
	2007		2006		2005
	Amount $	%	Amount $	%	Amount $	%

Loss before income taxes	(7,845)	100.0	(322)	100.0	(445)	100.0

Expected recovery of income taxes	(2,834)	36.1	(116)	36.1	(161)	36.1
Tax losses and temporary differences not benefited	2,294	(29.2)	375	(116.5)	341	(76.6)
Reduction in future tax rates	373	(4.8)	—	—	—	—
Utilization of loss carryforwards and other future tax assets	—	—	(550)	170.8	(250)	56.2
Other	167	(2.1)	291	(90.4)	70	(15.7)
	—	—	—	—	—	—

12. NET CHANGE IN NON-CASH WORKING CAPITAL BALANCES

The net change in non-cash working capital balances related to operations consists of the following:

	Years ended January 31,
	2007 $	2006 $	2005 $

Decrease (increase) in accounts receivable	1,712	(60)	(862)
Decrease (increase) in investment tax credits receivable	1,372	(602)	(678)
Decrease (increase) in inventories	(704)	447	(368)
Decrease (increase) in prepaid expenses	51	(134)	32
Increase (decrease) in accounts payable and accrued liabilities	(416)	(984)	456
Increase in deferred revenue	1,108	956	207
	3,123	(377)	(1,213)

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

13. COMMITMENTS AND CONTINGENCIES

Commitments

The Company, in the normal course of business, uses forward foreign exchange contracts to fix the exchange rate on a portion of its expected revenue from foreign customers.

The Company has a forward foreign exchange line of credit for which as at January 31, 2007, there were ten contracts outstanding with expiry dates ranging from February 2007 to October 2007 to sell a total of U.S.$4,600 at rates ranging from 1.1145 to 1.1711 [average rate of 1.1448]. The fair market value of these contracts as at January 31, 2007 was a loss of $126.

As at January 31, 2006, there were ten contracts outstanding with expiry dates ranging from February 2006 to June 2006 to sell a total of U.S.$5,000 at rates ranging from 1.1577 to 1.1795 [average rate of 1.1712]. The fair market value of these contracts as at January 31, 2006 was a gain of $171.

As at January 31, 2005, there were six contracts outstanding with expiry dates ranging from February 24, 2005 to July 26, 2005 to sell a total of U.S.$4,500 at rates ranging from 1.2013 to 1.2406 [average rate of 1.2204]. The fair market value of these contracts as at January 31, 2005 was a loss of $90.

The U.S. dollar exchange rate as at January 31, 2007 was 1.1770 [2006 - 1.1390; 2005 - 1.2412].

Contingencies

An action was commenced on November 30, 2004 in the Superior Court of the State of California against the Company and a customer of the Company, by a plaintiff seeking reimbursement of monies spent in connection with her participation in a medical study, the records of which were allegedly lost by the defendants. It is alleged that data recording the results of the study was deleted while the Company was installing software at the customer’s facility. The plaintiff is seeking to be a representative of a class of persons with a similar claim. The plaintiff’s claims are for unspecified general and special damages and reimbursement of monies, which she and other members of the potential class have paid to the Company’s customer. The Company has denied liability and is being defended by its liability insurer. The proceedings in this matter are ongoing and it is not possible to determine the outcome at this time.

During the ordinary course of business activities, the Company may be contingently liable for other litigation and become a party to claims. Management believes that adequate provisions have been made in the accounts where required. Although it is not possible to estimate the extent of potential costs and losses, if any, management believes that the ultimate resolution of such contingencies will not have a material adverse effect on the financial position of the Company.

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

14. RELATED PARTY TRANSACTIONS

The Company incurred legal expenses with a law firm which has a partner who was also a member of the Board of Directors of the Company until April 25, 2006 and an officer of the Company thereafter. During fiscal 2007, the total of these expenses included on the consolidated statements of operations and deficit was $183 [2006 - $99; 2005 - $364]. As at January 31, 2007, $25 [2006 - $376] remains in accounts payable and accrued liabilities and nil [2006 - $382] remains deferred within corporate transaction costs.

15. SEGMENTED INFORMATION

The Company operates in a single reportable segment focused on the design, development, assembly and distribution of medical systems and components for use in the healthcare field.

The Company sells to customers throughout the world. The following table represents the geographic distribution of the Company's revenues:

	Years ended January 31,
	2007 $	2006 $	2005 $

Canada	1,781	1,724	1,608
United States	27,139	30,029	31,168
Other	3,081	2,958	2,145
	32,001	34,711	34,921

No single customer accounted for more than 10% of consolidated revenues for the years ended January 31, 2007, 2006 and 2005.

The Company manufactures out of its facilities in Canada, and consequently the geographic location of the Company's net book value of property, plant and equipment is located in Canada.

16. RESTRUCTURING

In the fourth quarter ended January 31, 2007, due primarily to recent Local Coverage Determinations trends related to restrictions on reimbursement by Medicare to physicians for automatic nerve conduction testing for the initial identification of peripheral neuropathy, the Company took actions to reduce its NeuroPATH sales and marketing staff and to cut costs. As a result of these actions, the Company incurred a charge in the fourth quarter of $1,405, largely attributable to severance, write-down of excess inventory, provisions for product returns, and contract termination costs, of which $431 remains in accounts payable and accrued liabilities as at January 31, 2007. Of the total charge, $193 was included within revenues, $562 was included within cost of sales, $418 was included within selling expenses and $232 was included within research and development expenses.

17. COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS

The comparative consolidated financial statements have been reclassified from statements previously presented to conform to the presentation of the 2007 consolidated financial statements.

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

18. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES

The consolidated financial statements have been prepared in accordance with Canadian GAAP. The principles adopted in these financial statements conform in all material respects to those of U.S. GAAP, except as summarized below. Significant differences between Canadian and U.S. GAAP would have the following effect on net income of the Company:

	Years ended January 31,
	2007 $	2006 $	2005 $

Net loss in accordance with Canadian GAAP	(7,845)	(322)	(445)

U.S. GAAP adjustments:
Net change in embedded derivative financial instruments (i)	(43)	24	1
Unrealized income on short-term investments (ii)	35	—	(16)

Net loss in accordance with U.S. GAAP	(7,853)	(298)	(460)

Basic and diluted loss per share in accordance with U.S. GAAP	$(0.50)	$(0.06)	$(0.09)

Weighted average number of common shares [000’s]	15,854	5,081	5,081

The following table indicates the differences between the amounts of certain consolidated balance sheet items determined in accordance with Canadian and U.S. GAAP:

	January 31, 2007			January 31, 2006
	U.S. GAAP	Canadian GAAP	Difference	U.S. GAAP	Canadian GAAP	Difference

Assets:
Short-term investments (ii)	$14,872	$14,837	$35	$5,390	$5,390	$—
Embedded derivative financial instrument – asset (i)	1	—	1	28	—	28

Liabilities and shareholders’ equity:
Embedded derivative financial instrument – liability (i)	17	—	17	2	—	2
Deficit ((i) and (ii))	(19,141)	(19,160)	19	(11,289)	(11,315)	26

23

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

(i)

The Company has purchase and sales contracts denominated in a foreign currency, other than the functional currency of one of the substantial parties of the contract. The Company has determined that these contracts contain an embedded derivative. Under Canadian GAAP, prior to February 1, 2007, the Company did not bifurcate the embedded foreign currency derivative and consequently did not recognize any fair value adjustments relating to this in the consolidated statements of operations and deficit. Under U.S. GAAP, the embedded foreign currency derivative must be bifurcated from the host purchase or sale contract and recorded on the consolidated balance sheet at fair value.

(ii)

The Company has short-term investments which include investments with maturities greater than 90 days and less than one year at the time of the investment, as well as investments with maturities greater than one year that can be promptly liquidated. Under Canadian GAAP, prior to February 1, 2007, investments were carried at the lower of cost plus accrued income and quoted market value. Under U.S. GAAP, financial instruments held for trading are recorded at fair value with unrealized gains and losses included in net income.

Comprehensive Loss

The Company’s comprehensive loss is equal to its reported net loss for all periods presented.

Recent U.S. GAAP Accounting Pronouncements:

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard Number (“SFAS”) No. 123R, Share-Based Payment. On March 29, 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin Number (“SAB”) No. 107, which provides guidance regarding the adoption of SFAS No. 123R. These pronouncements require all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the consolidated financial statements based on their fair values. Since the Company previously elected to expense employee stock-based compensation using the fair value method prospectively for all awards granted on or after February 1, 2003 in accordance with Canadian GAAP, which is consistent with SFAS No. 123, management has determined that there would not be a GAAP difference.

In March 2006, FASB Emerging Issues Task Force (“EITF”) issued EITF 06-03, How Sales Taxes Collected From Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement. A consensus was reached that entities may adopt a policy of presenting sales taxes in the income statement on either a gross or net basis. If taxes are significant, an entity should disclose its policy of presenting taxes. The Company adopted EITF 06-03 on February 1, 2007. The Company presents sales net of sales taxes, and as such, EITF 06-03 will have no impact on our method for recording sales taxes in the consolidated financial statements.

In June 2006, the FASB issued Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes. FIN No. 48 is an interpretation of FASB Statement No. 109, Accounting for Income Taxes. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109. The interpretation describes a recognition threshold and measurement attribute for the financial statement disclosure of tax positions taken or expected to be taken. It also provides for guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN No. 48 is effective for fiscal

Excel-Tech Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[in thousands of Canadian dollars, except per share data]

January 31, 2007

years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to the beginning balance of retained earnings in the period of adoption. The adoption of SFAS No. 148 did not have a material impact on the Company’s results of operations or financial position.

In September 2006, the SEC issued SAB 108, which provides guidance on how prior year misstatements should be taken into consideration when quantifying misstatements in current year financial statements for purposes of determining whether the current year’s financial statements are materially misstated. SAB 108 permits registrants to record the cumulative effect of initial adoption by recording the necessary “correcting” adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings only if material under the dual method. SAB 108 is effective for fiscal years ending on or after November 15, 2006. The adoption of SAB 108 did not have a material impact on the Company’s results of operations or financial position.